Exhibit 10.5
Execution Version

BMW MANUFACTURING L.P.,
 as Transferor,
and
BMW AUTO LEASING LLC,
 as Transferee

SUBI CERTIFICATE TRANSFER AGREEMENT
Dated as of February 17, 2016

TABLE OF CONTENTS

SUBI CERTIFICATE TRANSFER AGREEMENT
This SUBI Certificate Transfer Agreement, dated as of February 17, 2016 (the “Agreement”), is between BMW Manufacturing L.P., an Indiana limited partnership, as transferor (the “Transferor”), and BMW Auto Leasing LLC, a Delaware limited liability company, as transferee (the “Transferee”).
RECITALS
WHEREAS, the Transferor as Grantor and UTI Beneficiary and BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), as trustee (the “Vehicle Trustee”), have entered into that certain amended and restated trust agreement, dated as of August 30, 1995, as amended and restated as of September 27, 1996, as further amended as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), pursuant to which Financial Services Vehicle Trust, a Delaware statutory trust (the “Vehicle Trust”), will take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);
WHEREAS, the parties to the Vehicle Trust Agreement supplemented the Vehicle Trust Agreement with a supplement, dated as of February 17, 2016 (together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”), to establish one special unit of beneficial interest (the “2016-1 SUBI”);
WHEREAS, in connection with the SUBI Trust Agreement a separate portfolio of leases, the vehicles that are leased under such leases and certain other related assets of the Vehicle Trust will be allocated to the 2016-1 SUBI;
WHEREAS, the Vehicle Trust has issued to the Transferor a certificate evidencing a beneficial interest in the 2016-1 SUBI (the “2016-1 SUBI Certificate”);
WHEREAS, the Transferor and the Transferee desire to enter into this Agreement to provide for the sale by the Transferor to the Transferee, without recourse, of all of the Transferor’s right, title and interest in and to the 2016-1 SUBI Certificate and the interest in the 2016-1 SUBI represented thereby; and
WHEREAS, immediately after the sale, transfer and assignment of the 2016-1 SUBI Certificate to the Transferee, the Transferee shall sell, transfer and assign all of its right in and to the 2016-1 SUBI Certificate to BMW Vehicle Lease Trust 2016-1 (the “Issuer”) in connection with a securitization.
NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE ONE

 DEFINITIONS
Section 1.01.       Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Indenture, as the case may be.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:
“Agreement” means this SUBI Certificate Transfer Agreement, as amended or supplemented from time to time.

“Assets” has the meaning set forth in Section 2.01.

 “Lien” has the meaning set forth in the Servicing Agreement.

“Transfer Price” has the meaning set forth in Section 2.01.

Section 1.02.       Interpretive Provisions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) the term “include” and all variations thereof shall mean “include without limitation” and (iv) the term “proceeds” shall have the meaning ascribed thereto in the UCC.
ARTICLE TWO

 TRANSFER OF 2016-1 SUBI CERTIFICATE
Section 2.01.       Transfer of 2016-1 SUBI Certificate.
(a)            In consideration of the Transferee’s delivery to, or upon the order of, the Transferor of cash in the amount of $998,224,278.50 (the “Transfer Price”), the Transferor does hereby absolutely sell, transfer, assign and otherwise convey to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the following (collectively, the “Assets”):
(i)            all right, title and interest in and to the 2016-1 SUBI Certificate and the interest in the 2016-1 SUBI represented thereby, including all monies due and paid thereon or in respect thereof;
(ii)            the beneficial rights evidenced thereby in any property that underlies or may be deemed to secure the interest in the 2016-1 SUBI represented by the 2016-1 SUBI Certificate;

(iii)            all of the Transferor’s rights and benefits, as Holder of the 2016-1 SUBI Certificate under the Servicing Agreement and the SUBI Trust Agreement; and
(iv)            all proceeds of the foregoing.
Section 2.02.       True Sale.  The parties hereto intend that the sale, transfer and assignment of the Assets constitute a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor’s estate in the event the Transferor becomes a debtor in a case under any bankruptcy law.  To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing, it is intended by the Transferor and the Transferee that the interest conveyed constitutes a first priority grant of a perfected security interest under the UCC as in effect in the State of New York by the Transferor to the Transferee to secure the Transfer Price to the Transferor.  The Transferor does hereby grant to the Transferee a security interest in all of its rights, title and privileges and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable law.
Section 2.03.       Representations and Warranties of the Transferor and the Transferee.
(a)            The Transferor hereby represents and warrants to the Transferee as of the date of this Agreement and the Closing Date that:
(i)            Organization and Good Standing.  The Transferor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Indiana, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.
(ii)            Due Qualification.  The Transferor is duly qualified to do business as a foreign limited partnership in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a material adverse effect on the condition, financial or otherwise, of the Transferor or would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement.
(iii)            Power and Authority.  The Transferor shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Transferor by all necessary corporate action.
(iv)            Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.
(v)            No Violation.  The execution, delivery and performance by the Transferor of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the limited partnership agreement of the Transferor, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any material indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the Transferor, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties.
(vi)            No Proceedings.  There are no proceedings or investigations pending or, to the knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.
(vii)            Title to 2016-1 SUBI Certificate.  Immediately prior to the transfer of the 2016-1 SUBI Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 2016-1 SUBI Certificate and it has the legal right to transfer the 2016-1 SUBI Certificate; (B) has good and valid title to the 2016-1 SUBI Certificate and the 2016-1 SUBI Certificate is on the date hereof free and clear of all Liens; and (C) will convey good, valid and indefeasible title to the 2016-1 SUBI Certificate to the Transferee under this Agreement.
(b)            Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I; (ii) shall provide prompt written notice to the Administrator (who shall make such notice available to the Rating Agencies) of any breach of the perfection representations contained in Schedule I hereto; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.
(c)            The Transferee hereby represents and warrants to the Transferor as of the date of this Agreement and the Closing Date that:
(i)            Organization and Good Standing.  The Transferee is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.
(ii)            Due Qualification.  The Transferee is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a material adverse effect on the condition, financial or otherwise, of the Transferee or would not have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement.
(iii)            Power and Authority.  The Transferee shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Transferee by all necessary corporate action.
(iv)            Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.
(v)            No Violation.  The execution, delivery and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Transferee, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any material indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the Transferee, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferee or any of its properties.
(vi)            No Proceedings.  There are no proceedings or investigations pending or, to the knowledge of the Transferee, threatened against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.
(d)            The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee, the sale of the Assets by the Transferee to the Issuer and the pledge of the Assets by the Issuer to the Indenture Trustee.  Upon discovery by the Transferor, the Transferee or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.
Section 2.04.       Financing Statement and Books and Records.
(a)            In connection with the conveyance of the Assets hereunder, the Transferor agrees that prior to the Closing Date, it will file, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect the sale of the Assets to the Transferee, and the proceeds thereof (and any continuation statements as are required by applicable state law), and will deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filings with the file stamped copy of each such filings to be provided to the Transferee in due course) to the Transferee, as soon as is practicable after receipt by the Transferor thereof.
(b)            The Transferor further agrees that it will treat the transfer of the Assets as a sale for accounting purposes, take no actions inconsistent with the Transferee’s ownership of the Assets and on or prior to the Closing Date indicate on its books, records and statements that the Assets have been sold to the Transferee.
(c)            If the Transferor makes any change in its jurisdiction of organization (within the meaning of the applicable UCC), name or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Transferor shall give the Transferee written notice thereof at least 30 days prior to such change and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Transferor’s interest in the Assets.
Section 2.05.       Acceptance by the Transferee.  The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2016-1 SUBI Certificate and the interest in the 2016-1 SUBI represented thereby, whether set forth in the 2016-1 SUBI Certificate, in the SUBI Trust Agreement or otherwise, and assumes all obligations and liabilities, if any, associated therewith.
ARTICLE THREE

 MISCELLANEOUS
Section 3.01.       Amendment.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.
Section 3.02.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
Section 3.03.       Severability.  If one or more of the covenants, agreements or provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto.  To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
Section 3.04.       Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.
Section 3.05.       Headings.  The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 3.06.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.
Section 3.07.       Further Assurances.  Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 3.08.       Third-Party Beneficiaries.  Except as otherwise provided in this Agreement, no Person shall have any right or obligation hereunder.
Section 3.09.       No Petition.  Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, it will not (and, to the fullest extent permitted by applicable law, the Indenture Trustee shall not have the power to) institute against, or join any Person in instituting against the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Vehicle Trust, any Special Purpose Affiliate (and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Vehicle Trust, the Transferee, the Transferor, the Issuer, the Indenture Trustee or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.
BMW MANUFACTURING L.P., as Transferor
By: BMW FACILITY PARTNERS, LLC, as General Partner
By: /s/ Ritu Chandy Name: Ritu Chandy Title: President
By: /s/ Stefan Glebke Name: Stefan Glebke Title: Treasurer

BMW AUTO LEASING LLC, as Transferee
By: /s/ Neal Crouch Name: Neal Crouch Title: Vice President - Finance (Interim)
By: /s/ Stefan Glebke Name: Stefan Glebke Title: Treasurer

Schedule I
Perfection Representations, Warranties and Covenants
In addition to the representations, warranties and covenants contained in the SUBI Certificate Transfer Agreement, BMW Manufacturing, L.P., as transferor (the “Transferor”), hereby represents, warrants, and covenants to BMW Auto Leasing LLC, as transferee (the “Transferee”), as follows on the Closing Date:
1.            The SUBI Certificate Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2016-1 SUBI Certificate in favor of the Transferee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Transferor.
2.            The 2016-1 SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC.
3.            The Transferor owns and has good and marketable title to the 2016-1 SUBI Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
4.            The Transferor has received all consents and approvals to the sale of the 2016-1 SUBI Certificate under the SUBI Certificate Transfer Agreement to the Transferee required by the terms of the 2016-1 SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.
5.            The Transferor has received all consents and approvals required by the terms of the 2016-1 SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Transferee of its interest and rights in the 2016-1 SUBI Certificate under the SUBI Certificate Transfer Agreement.
6.            The Transferor has caused or will have caused, within ten days after the effective date of the SUBI Certificate Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2016-1 SUBI Certificate from the Transferor to the Transferee and the security interest in the 2016-1 SUBI Certificate granted under the SUBI Certificate Transfer Agreement.
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7.            To the extent that the 2016-1 SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Transferee.
8.            Other than the transfer of the 2016-1 SUBI Certificate from the Transferor to the Transferee under the SUBI Certificate Transfer Agreement and from the Transferee to the Issuer under the Issuer SUBI Certificate Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2016-1 SUBI Certificate. The Transferor has not authorized the filing of, nor is aware of, any financing statements against the Transferor that include a description of collateral covering the 2016-1 SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.
9.            No instrument or tangible chattel paper that constitutes or evidences the 2016-1 SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

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